3rd Quarter Earnings Conference Call October 27, 2021 Veritex Holdings, Inc.

2 Safe Harbor Statement Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward- looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) recent investment in Thrive Mortgage, the expected payment date of Veritex’s quarterly cash dividend, the expected timing of completion of Veritex's acquisition of North Avenue Capital, LLC (“NAC”), impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain important factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the possibility that Veritex's acquisition of NAC does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, that the businesses of Veritex and NAC will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or NAC have business relationships, diversion of management time on acquisition-related issues, the reaction to the transaction of the companies' customers, employees and counterparties and other factors, many of which are beyond the control of Veritex and NAC. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

3 Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess Veritex’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share (“TBVPS”); • Tangible common equity to tangible assets; • Return on average tangible common equity (“ROATCE”); • Operating earnings; • Pre-tax, pre-provision (“PTPP”) operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets (“ROAA”); • PTPP operating ROAA; • Operating ROATCE; • Operating efficiency ratio; • Operating noninterest income; • Operating noninterest expense; and • Adjusted net interest margin (“NIM”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Strong Earnings Solid Loan and Deposit Growth Capital Summary • Net income of $36.8 million, or $0.73 diluted EPS, for 3Q21 compared to $29.5 million, or $0.59 diluted EPS, for 2Q21 • Operating earnings1 of $35.1 million, or $0.70 diluted operating EPS1, for 3Q21 compared to $30.0 million, or $0.60 diluted operating EPS, for 2Q21 • Return on average equity of 11.32% in 3Q21 and 10.43% YTD • Operating ROATCE1 of 16.92% in 3Q21 and 16.57% YTD • Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans, increased $343.8 million, or 21.9% linked quarter annualized (“LQA”) • Total LHI, excluding MW and PPP, grew $768.0 million from December 31, 2020, or 17.5% annualized, and $826.6 million, or 14.3%, year over year (“YOY”) • Total deposits grew $199.9 million, or 11.4% LQA, and $956.2 million, or 15.4%, YOY • Average cost of total deposits decreased to 0.20% for 3Q21 from 0.46% for 3Q20 • Book value per common share increased to $26.09 from $25.72 at June 30, 2021 • Tangible book value per common share1 increased to $17.53 from $17.16 at June 30, 2021 • Repurchased 328,122 shares at an average price of $34.85 during 3Q21 and extended the Stock Buyback Program to December 31, 2022 • Declared quarterly dividend of $0.20 payable on November 23, 2021 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 4 Third Quarter Overview Diversifying Revenue • Completed 49% investment in Thrive Mortgage (“Thrive”) in 3Q21 • Announced acquisition of North Avenue Capital, LLC (“NAC”), a regulated non-depository government guaranteed lender, on September 21, 2021. Transaction will close Nov. 1, 2021

Key Financial Metrics 62.52% 52.42% 48.11% 49.49% 49.62% 51.63% 48.51% 3Q20 4Q20 1Q21 2Q21 3Q21 Reported Operating Efficiency Ratio 1.04% 1.44% 1.27% 1.56% 1.29% 1.82% 1.75% 1.82% 1.66% 1.85% 3Q20 4Q20 1Q21 2Q21 3Q21 Reported Operating ROAA PTPP Operating 1.06% 1.35% 1.46% 1.48% $15.19 $15.70 $16.34 $17.16 $17.53 3Q20 4Q20 1Q21 2Q21 3Q21 NPAs / Total Assets Return on Average Tangible Common Equity1 $0.46 $0.46 $0.73 $0.64 $0.60 3Q20 4Q20 1Q21 2Q21 3Q21 Diluted EPS Diluted Operating EPS $0.60 $0.59 13.27% 12.84% 17.17% 15.18% 17.72% 3Q20 4Q20 1Q21 2Q21 3Q21 ROATCE Operating ROATCE Diluted EPS Tangible Book Value per Common Share1 5 ($ in millions) $96.4 $87.6 $85.0 $79.9 $74.0 1.11% 0.99% 0.92% 0.85% 0.77% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 3Q20 4Q20 1Q21 2Q21 3Q21 NPAs NPAs/Total Assets 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 1 11 1 1 17.39% ROAA 1 $0.70 16.44% 48.12% 47.55% 16.92% -30% 15.42%

3.70% weighted average rate of new and renewed Q3 loan production, excluding MW and PPP Loan Growth 6 $1.2 Billion ($ in billions) 1 Excludes MW and PPP and represents portfolios with growth for the respective periods. 2 Year to date annualized (“YTDA”) $0.0 $0.5 $1.0 $1.5 $2.0 Oct Nov Dec Jan Feb Mar Apr May Jun July Aug Sept CRE ADC Construction LOC Current Unfunded (Non Revolving) 2021 Unfunded 2020 Unfunded $1.76 Billion 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Total Loans, exc. MW and PPP +5.9% +8.1% -8.7% +4.4% +4.0% +7.9% +20.7% Quarterly Loan Growth (annualized, excludes MW and PPP) +38.0% +29.6% +1.3% +23.3% NOOCRE Construction C&I & OOCRE 1-4 Resi LQA Growth1 YTDA Growth1,2 ($ in thousands) $6.6 B $5.7 B +21.9% +19.0% +46.8% +14.5% +4.9% COVID-19 Declared a Pandemic 35% 40% 45% 50% 55% 60% Revolving C&I Utilization 2020 2021 Down 849 bps from peak

3rd Quarter Loan Production 7 $538.5 $298.9 $404.8 $48.7 $42.5 Construction C&I CRE 1-4 Resi Other $1.33 Billion in Q3 Production by Portfolio ($ in millions, excludes PPP) $718,082 $436,866 $574,889 $655,616 $1,152,644 $923,347 $1,355,582 $1,333,398 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Total Loans, exc. MW and PPP Quarterly Commitment Production ($ in thousands) Data as of September 30, 2021 $688.3 $321.7 $180.6 $94.7 $70.2 2Q21 Production 3Q21 Production 206 210 218 220 231 3Q20 4Q20 1Q21 2Q21 3Q21 Production Team Headcount + 11 QOQ + 25 YOY 3Q20 3Q21 % of Total Production 70% 42% Wavg LTV 49% 52% Wavg LTC 62% 63% Wavg DSCR 1.65 1.66 Production Mix 58% Industrial / 42% Multifamily 69% Industrial / 31% Multifamily Existing Customers 60% 58% Construction Production Details > $10 Million

Net Interest Income 8 $66.8 $65.6 $67.1 $71.3 3.32% 3.29% 3.22% 3.11% 3.26% 3.10% 3.15% 3.12% 3.03% 3.16% 3Q20 4Q20 1Q21 2Q21 3Q21 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $65.8 $8,066 $8,257 $8,659 $8,684 3Q20 4Q20 1Q21 2Q21 3Q21 Average Earning Assets $7,900 Average Earning Assets Net Interest Income Rollforward ($ in thousands) ($ in millions) ($ in millions) 2Q21 Net Interest Income $67,131 Loan Volume 2,286 Day Count 736 Deposit Rates 615 Purchase Accounting Accretion 351 Change in earning asset mix 171 Other < 14 > 3Q21 Net Interest Income $71,276 Floating Rate Loan Repricing Floor Reprice Grouping ($ in thousands) Total Balance % of Total Balance Cumulative % of Total Balance No Floor $ 2,575.5 52.6% 52.6% Floor reached 1,949.7 37.2% 89.8% 0-25 bps to Reprice 51.7 1.0% 90.8% 26-50 bps to Reprice 26.8 0.5% 91.3% 51-75 bps to Reprice 85.7 1.6% 92.9% 76-100 bps to Reprice 234.9 4.5% 97.4% 101-125 bps to Reprice 10.9 0.2% 97.6% 126-150 bps to Reprice 14.6 0.3% 97.9% 151+ bps to Reprice 112.6 2.1% 100% Totals $ 5,243.9 100% Asset Sensitivity as of September 30, 2021 -1.3% +3.7% +9.4% +15.3% +21.2% -3.0% 2.0% 7.0% 12.0% 17.0% 22.0% 27.0% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock Static Shock Impact on NII 1 6.2% 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Operating Noninterest Income[1]

Change in Operating Noninterest Income Quarter-over-Quarter

($ in thousands)



Equity method invst. Income: +$2,610 3
100%
Deposit svc. chgs: +637
17%
Gain on sales of MLHFS: +$22
6%
Other: ($638)
-4%
Loan fees: ($77)
-22%
Govt. guar. loan income, net: ($1,107) -32%
Total +1,447
12%

Quarter-over-Quarter Commentary

- Equity method investment income was $2,610 which represents our 49% investment in Thrive which closed during 3Q21
- Deposit service charges increased 17% primarily related to additional analysis charges during 3Q21
- Government guaranteed loan income, net, decreased 32%, primarily as a result of a $774 thousand decrease in PPP income during 3Q21 compared to 2Q21

Total Operating Noninterest Income, **exc. PPP income²**

($ in thousands)



$9,541
$10,831
$13,051
+ 32.3%
3Q20
2Q21
3Q21

3Q21 Operating Noninterest Income Breakdown



Other, 24%
Equity method invst. Income 31%
Gain on sale of MLHFS 2%
Loan fees 15%
Service charges and fees on deposits 31%
Govt. guar. loan income, net 28%

1 Please refer to the "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.
2 Excludes PPP income of $712 thousand, $1.6 million, and $262 thousand as of September 30, 2021, June 30, 2021, and September 30, 2020, respectively. PPP income includes upfront fees and changes in fair value recognized as the Company elected to report PPP loans at fair value using the fair value option.
3 Excludes $1.9 million of PPP loan forgiveness income received by Thrive during the third quarter of 2021.

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Operating Noninterest Expense1 10 Change in Operating Noninterest Expense Quarter-over-Quarter Quarter-over-Quarter Commentary • Professional and regulatory fees increased 10% as a result of a $317 thousand increase in FDIC assessment fees driven by growth • Marketing decreased 37% from 2Q21, primarily resulting from $842 thousand in annual sponsorship fees paid in 2Q21 0.6% -37% -2% 1% 3% 7% 10% +$231 ($690) ($42) +$140 +$205 +$303 +$315 Total Marketing Data processing and software expense Salaries and employee benefits Other Occupancy and equipment Professional and regulatory fees ($ in thousands) 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

0.67% 0.55% 0.45% 0.35% 0.30% 0.46% 0.38% 0.31% 0.23% 0.20% 3Q20 4Q20 1Q21 2Q21 3Q21 Average cost of interest-bearing deposits Average cost of total deposits Cost of Interest-bearing Deposits and Total Deposits  Total deposit balances increased $199.9 million, or 11.4% LQA, and increased $1.0 billion, or 15.4% YOY  Total deposit cost down 3 bps compared to 2Q21 due to pricing diligence and product mix  Excluding MW and PPP loans, the loan to deposit ratio was 92.3% at September 30, 2021  3Q21 weighted average of interest-bearing deposit rate of 21 bps on production Certificates & Time Maturity Table $2,822 $3,113 $3,228 $1,921 $2,388 $2,303 $1,480 $1,478 $1,648 3 Q 2 0 2 Q 2 1 3 Q 2 1 Interest Bearing Non-Int Bearing Certificates & Time Deposits Deposits Composition 44.9% 32.1% 23.0% $6,223 $7,179 $6,979 Deposit Growth LQA YOY Demand & Savings +3.7% +14.4% Non-Int Bearing -3.6% +19.9% Certificates and Time Deposits +11.5% +11.3% 11 ($ in millions) Balance ($000s) W A Rate Q4 2021 336,873 0.54% Q1 2022 318,951 0.52% Q2 2022 171,081 0.37% Q3 2022 218,571 0.30% Q4 2022 106,694 0.34% Q1 2023 160,396 0.32% Q2 2023 98,299 0.36% Q3 2023 201,657 0.29% Q4 2023+ 35,000 1.58% Total 1,647,521 0.43%

Capital Overview 12 11.12% 10.56% 11.34% 10.56% 9.54% 9.06% 12.31% 8.75% Leverage Ratio Tier 1 Ratio Total Capital Ratio CET1 Bank VBTX 1 Estimated capital measures inclusive of CECL capital transition provisions as of September 30, 2021 and June 30, 2021. 2 Total assets includes PPP loans that we did not utilize the Paycheck Protection Program Liquidity Facility to fund. 3 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. Ratios as of September 30, 2021 $0.75 $0.05 $0.05 $17.16 $(0.11) $(0.01) TBVPS Rollforward $17.53 $(0.20) $(0.12) $(0.04) VBTX Amounts ($ in thousands) September 30, 2021 June 30, 2021 $ Change Basel III Standardized1 CET1 capital 825,001$ 804,619$ 20,382$ CET1 capital ratio 8.75% 9.03% Leverage capital 854,393$ 833,956$ 20,437$ Leverage capital ratio 9.54% 9.38% Tier 1 capital 854,393$ 833,956$ 20,437$ Tier 1 capital ratio 9.06% 9.36% Total capital 1,160,589$ 1,146,015$ 14,574$ Total capital ratio 12.31% 12.86% Risk weighted assets 9,419,819$ 8,913,134$ 506,685$ Total assets2 9,572,300$ 9,349,525$ 222,775$ Tangible common equity / Tangible assets3 9.43% 9.51%

Thrive Mortgage Investment Quarterly 2021 Financial Information ($ in thousands) 3Q21 2Q21 Loans HFS 162,678 154,622 Total Assets 235,393 223,635 Members Equity 45,329 47,112 Pre-Tax Income 9,2291 5,233 3Q20 4Q20 1Q21 2Q21 3Q21 Purchase Refinance unaudited unaudited 2Q21 3Q21 YTD 2020 YTD 2021 $786.2 Quarterly and YTD Volume ($ in millions) 5.59% 4.98% 4.79% 3.62% 3.80% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 3Q20 4Q20 1Q21 2Q21 3Q21 Origination/Seconday Income GOS % Income and GOS % $33.6 $38.8 $34.0 ($ in millions) $28.6 Purchased v. Refinance 36% 48% 49% 64% 52% 51% 25% 75% 49% Investment Completed 3Q21 $2,299.6 $1,432.4 $797.9($ in millions) 13 28% 72% $797.9 $36.7 1. Includes $3.8 million of PPP loan forgiveness received during the third quarter of 2021.

NAC Transaction

Meaningful strategic expansion into the fragmented USDA lending space
Diversification of Veritex's revenue streams
Enhanced profitability outlook
Strong cultural fit

Transaction Overview

Valuation ($ in millions)	
Purchase Price (including holdback)	$62.5
Deal Value / Tangible Common Equity[1]	2.50x
Deal Value / 2022E Net Income	5.4x
Transaction Impact	
2022E EPS Accretion	8.1%
Change in 2022E ROATCE	+178bps
TBV Dilution[2] | Earnback	(4.3%) | 3.3 yrs
Internal Rate of Return	>20%
Change in CET1 Ratio at Close	(43bps)

- 100% cash transaction
- Purchase price is based on minimum closing tangible equity of $25 million, where any shortfall would be deducted from the purchase price dollar for dollar
- $5 million in cash to be held in escrow and paid out on the third anniversary of close based on the asset quality performance of the existing portfolio and pipeline at close
- Transaction will close on November 1, 2021

Loan Pipeline - $397 million

($ in millions)



Approved
$36
Prospects
$148
Term Sheet Issued
$64
Underwriting
$149

Net Income[1] ($ in millions)



$0.3
$1.0
$3.0
$1.3
$6.8
$12.8
$9.6
$11.6
2016A
2017A
2018A
2019A
2020A
2021E[2]
2022E
Actuals
Projections

1. Assumes a 35% tax rate before 2018 and a 21% tax rate starting in 2018.
2. 2021 actuals as of the nine months ended September 30, 2021.

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1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 3Q20 4Q20 1Q21 2Q21 3Q21 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Past Due1 Trends % of Total Loans2 Asset Quality and ACL 15 ($ in thousands) 3Q20 4Q20 1Q21 2Q21 3Q21 Acquired $2,421 $16,462 $130 $4,124 $5,652 Originated $45 $45 $18 $1,269 $120 Net Charge-offs ($ in thousands) Totals $11,738 $18,691 $121.6 $105.1 $104.9 $99.5 $93.8 2.10% 1.80% 1.76% 1.59% 1.42% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3Q20 4Q20 1Q21 2Q21 3Q21 ACL ACL/Total Loans ACL / Total Loans2 ($ in millions) $22,637 $10,017 Quarterly Criticized Loans $497.6 $449.0 $418.1 $388.5 $373.4 3Q20 4Q20 1Q21 2Q21 3Q21 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans) DOWN 25.0% $16,508

Veritex Holdings, Inc. Supplemental Information

17 Reconciliation of Non-GAAP Financial Measures

18 Reconciliation of Non-GAAP Financial Measures

19 Reconciliation of Non-GAAP Financial Measures

20 Reconciliation of Non-GAAP Financial Measures

21 Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended					For the Year Ended	
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
	(Dollars in thousands, except per share data)						
Operating noninterest income							
Noninterest income	$ 15,627	$ 12,456	$ 14,172	$ 9,012	$ 9,795	$ 42,255	$ 38,332
Plus: Loss (gain) on sale of securities available for sale, net	188	-	-	256	8	188	(2,871)
Less: Thrive PPP loan forgiveness income	1,912	-	-	-	-	1,912	-
Operating noninterest income	$ 13,903	$ 12,456	$ 14,172	$ 9,268	$ 9,803	$ 40,531	$ 35,461
Operating noninterest expense							
Noninterest expense	$ 41,321	$ 41,717	$ 39,597	$ 47,373	$ 36,408	$ 122,635	$ 112,014
Less: FHLB prepayment fees	-	-	-	9,746	-	-	1,561
Operating noninterest expense	$ 41,321	$ 41,717	$ 39,597	$ 37,627	$ 36,408	$ 122,635	$ 110,453

	For the Quarter Ended				
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
	(Dollars in thousands, except per share data)				
Adjusted net interest margin					
Net interest income	$ 71,276	$ 67,131	$ 65,635	$ 66,766	$ 65,870
Less: Loan accretion	1,904	1,536	1,911	2,652	3,953
Less: Deposit premium amortization	15	34	76	89	110
Adjusted net interest income	$ 69,357	$ 65,561	$ 63,648	$ 64,025	$ 61,807
Total interest-earning assets	$ 8,684,376	$ 8,659,059	$ 8,257,048	$8,065,652	$ 7,899,837
Adjusted net interest margin	3.16%	3.03%	3.12%	3.15%	3.10%

22